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                                                                   EXHIBIT 4.5.2


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


         This FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of September 4, 1997, by and among Chancellor Broadcasting Company (formerly known as Chancellor Corporation), a Delaware corporation (the "Company"), and each of the Holders (as defined in the Stockholders Agreement (as hereinafter defined)) whose names are set forth on the signature pages hereto.

                                    RECITALS

         A. The Company and the Holders are parties to that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, a complete copy of which is attached hereto as Exhibit A (the "Stockholders Agreement"); and

         B. In order to carry out the intention of the parties under the Stockholders Agreement, the Company and the Holders desire hereby to amend the Stockholders Agreement as provided herein and to add such additional Holders that agree to be bound by the terms of the Stockholders Agreement as amended hereby.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants as set forth herein, the parties hereto agree as follows:

         1. Amendments. The Stockholders Agreement is hereby amended as follows:

                  a. The definition of "Company" set forth in the preamble to the Stockholders Agreement shall be amended to mean Chancellor Broadcasting Company, a Delaware corporation ("CBC"), and, following the merger of CBC with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), Chancellor Media Corporation, a Delaware corporation and parent to the surviving corporation following the merger of CBC and EMHC (the "Company").

                  b. The following definition set forth in Section 1 of the Stockholders Agreement shall be amended and restated in its entirety as follows:

                  "Common Stock" means the Class A Common Stock, $0.01 par value ("Class A Common Stock") and Class B Common Stock, $0.01 par value



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         ("Class B Common Stock"), of the Company, and any other class or series of capital stock issued by the Company which has the unlimited right to participate in dividends and distributions upon liquidation of the Company (a "Common Equity Security"), as well as any capital stock or other securities received in exchange for, or upon the conversion of, such Class A Common Stock, Class B Common Stock or Common Equity Security, whether by merger, consolidation, reorganization, reclassification or otherwise.

                  c. Section 2 of the Stockholders Agreement is deleted in its entirety.

                  d.       A new paragraph (i) is hereby added to the end of
         Section 8 of the Stockholders Agreement to read as follows:

                  (i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto, including without limitation, by merger, consolidation, reorganization, operation of law or otherwise, and without the need for an express assignment.

         2. Stockholders Agreement Otherwise Unchanged. Except as expressly amended hereby, the Stockholders Agreement shall remain unchanged and in full force and effect.

         3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

         4. Successors and Assigns. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the Company and the Holders and each of their respective successors and assigns.

         5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                        2

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         IN WITNESS WHEREOF, in accordance with the terms of the Stockholders
Agreement, a majority of the HM2 Holders (as defined in the Stockholders Agreement), and a majority of the _____ Holders (as defined in the Stockholders Agreement) have executed this Agreement as of the day and year first written above.

                                    CHANCELLOR BROADCASTING COMPANY


                                    By:      /s/ Steven Dinetz
                                            ------------------------------------
                                    Name:   Steven Dinetz
                                    Title:  President

                                    HM2/GP PARTNERS, L.P.

                                    By:     HICKS, MUSE G.P. PARTNERS, L.P.,
                                            its General Partner

                                    By:     HICKS, MUSE FUND II
                                            INCORPORATED, its General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President

                                    HICKS, MUSE, TATE & FURST EQUITY
                                    FUND II, L.P.

                                    By:     HM2/GP PARTNERS, L.P., its General
                                            Partner

                                    By:     HICKS, MUSE G.P. PARTNERS, L.P.,
                                            its General Partner

                                    By:     HICKS, MUSE FUND II
                                            INCORPORATED, its General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President


                      [Signature Page to First Amendment to
                  Amended and Restated Stockholders Agreement]

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                                    HICKS, MUSE & CO. PARTNERS, L.P.

                                    By:     HM PARTNERS INC., General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President

                                    HM2/CHANCELLOR TRUST

                                    By:     HM2/GP PARTNERS, L.P., Manager

                                    By:     HICKS, MUSE GP PARTNERS, L.P., its
                                            General Partner

                                    By:     HICKS, MUSE FUND II
                                            INCORPORATED, its General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President

                                    HICKS, MUSE GP PARTNERS, L.P.

                                    By:     HICKS, MUSE FUND II
                                            INCORPORATED, its General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President


                      [Signature Page to First Amendment to
                  Amended and Restated Stockholders Agreement]

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                                    HM2/HMW, L.P.

                                    By:     HICKS, MUSE, TATE & FURST
                                            EQUITY FUND II, L.P., its General
                                            Partner

                                    By:     HM2/GP PARTNERS, L.P., its General
                                            Partner

                                    By:     HICKS, MUSE G.P. PARTNERS, L.P.,
                                            its General Partner

                                    By:     HICKS, MUSE FUND II
                                            INCORPORATED, its General Partner


                                            By:      /s/ Eric C. Neuman
                                               ---------------------------------
                                            Name:    Eric C. Neuman
                                            Title:   Vice President

                                    HM2/CHANCELLOR, L.P.

                                    By:     HM2/CHANCELLOR GP, L.P., its
                                            General Partner

                                    By:     HM2/CHANCELLOR HOLDINGS, INC.,
                                            its General Partner


                                            By:      /s/ Thomas O. Hicks
                                                --------------------------------
                                            Name:    Thomas O. Hicks
                                            Title:   President



                                     /s/ Steven Dinetz
                                     -------------------------------------------
                                     STEVEN DINETZ


                                     /s/ Lawrence D. Stuart, Jr.
                                     -------------------------------------------
                                     LAWRENCE D. STUART, JR.


                      [Signature Page to First Amendment to
                  Amended and Restated Stockholders Agreement]

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                                     /s/ R. Scott Cohen
                                    --------------------------------------------
                                    R. SCOTT COHEN


                                     /s/ Jerred G. Blanchard, Jr.
                                    --------------------------------------------
                                    JERRED G. BLANCHARD, JR.


                                     /s/ George C. Toulas
                                    --------------------------------------------
                                    GEORGE C. TOULAS


                                     /s/ Rick Eytcheson
                                    --------------------------------------------
                                    RICK EYTCHESON


                                     /s/ Matthew Liebowitz
                                    --------------------------------------------
                                    MATTHEW LIEBOWITZ


                                     /s/ Eric W. Neumann
                                    --------------------------------------------
                                    ERIC W. NEUMANN


                                     /s/ Matrice Ellis-Kirk
                                    --------------------------------------------
                                    MATRICE ELLIS-KIRK






                      [Signature Page to First Amendment to
                  Amended and Restated Stockholders Agreement]